Exhibit 10.1

AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT

AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT dated as of May 17, 2016 (the “Amendment”), is made by and between OWC Pharmaceutical Research Corp., a Delaware corporation (the “Company”) and Kodiak Capital Group, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A.	Company and Investor entered into that certain Equity Purchase Agreement (the “EPA”) dated effective as of December 17, 2015 (the “EPA”). Capitalized terms used herein and not defined herein shall have the meanings given to them in the EPA.

B.	Company and Investor desire to amend the EPA as set forth herein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Investor and Company hereby agree as follows:

1. The definition of “Maximum Commitment Amount” in Section 1.1 is hereby amended to read as follows:

“MAXIMUM COMMITMENT AMOUNT” shall mean One Million Dollars ($1,000,000).

2. The definition of “Note Shares” in Section 1.1 is hereby deleted in its entirety.

3. The definition of “Registered Securities” in Section 1.1 is hereby amended to read as follows:

“REGISTERED SECURITIES” shall mean the (a) Put Shares and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registered Securities, once issued such securities shall cease to be Registered Securities when (i) a Registration Statement has been declared effective by the SEC and such Registered Securities have been disposed of pursuant to a Registration Statement, (ii) such Registered Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registered Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor (for which purposes it is agreed that the Company’s counsel as of the Execution Date shall be deemed acceptable), such Registered Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.

4. Section 8.2 is deleted in its entirety.

5. Continuance of EPA; Binding Effect; Governing Law. All provisions of the EPA, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the EPA, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Company and Investor, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile or other electronic transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

[signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OWC PHARMACEUTICAL RESEARCH CORP.		KODIAK CAPITAL GROUP, LLC

By:	/s/ Mordechai Bignitz	By:	/s/ Ryan Hodson
	Mordechai Bignitz Chief Executive Officer		Ryan Hodson Managing Member